UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36193	26-1469215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2870 Peachtree Road Suite 502 Atlanta, GA	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2025, Trevena, Inc. (the “Company”) entered into a securities exchange agreement (the “Exchange Agreement”) with a certain institutional investor (the “Holder”) pursuant to which the Company agreed to (i) pay the Holder $150,000 in cash, (ii) issue an aggregate of 95,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), and (iii) issue a pre-funded warrant to purchase up to 113,333 shares of Common Stock (the “Pre-Funded Warrant” and such shares of Common Stock issuable upon exercise of the Pre-Funded Warrant, the “Pre-Funded Warrant Shares”), in exchange for a certain outstanding warrants (the “Warrants”) held by the Holder to purchase up 345,946 shares of Common Stock at an exercise price of $17.50 per share (the “Exchange”). The Company has cancelled the Warrants reacquired in the Exchange and such Warrants will not be reissued.

As previously disclosed, on December 27, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the Holder that provided for the purchase of the Warrants, among other things. In connection with the Purchase Agreement, the Company entered into a registration rights agreement with the Holder, dated December 27, 2023 (the “Registration Rights Agreement”). The Registration Rights Agreement granted the Holder certain registration rights and obligated the Company to file one or more registration statements with the Securities and Exchange Commission by certain dates, covering the resale of the Common Stock issuable upon exercise of Warrants. As part of the transaction, under the Exchange Agreement, the Holder agreed to terminate the Purchase Agreement and the Registration Rights Agreement. The Company believes that continued compliance with certain of the covenants in such agreements would have become burdensome and unduly restrictive of the Company’s board of directors’ ability to consider a wide range of strategic alternatives for the Company. The Exchange Agreement also contains customary representations, warranties and covenants made by the parties.

The forms of Pre-Funded Warrant and Exchange Agreement are attached as Exhibits 4.1 and 10.1, respectively. The description of the terms of the Pre-Funded Warrant and Exchange Agreement is not intended to be complete and is qualified in its entirety by reference to such exhibits.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosures set forth in Item 1.01 are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 are incorporated by reference herein. The issuance of the Shares and the Pre-Funded Warrant pursuant to the Exchange Agreement was made in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the issuance of the Shares, the Pre-Funded Warrant, nor the Pre-Funded Warrant Shares issuable upon the exercise of the Pre-Funded Warrant, respectively, have been registered under the Securities Act and as such, the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Form of Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trevena, Inc.

Date: May 15, 2025	By:	/s/ Carrie Bourdow
	Name:	Carrie Bourdow
	Title:	Acting Chief Executive Officer and Principal Executive Officer